UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2018 (March 28, 2018)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 28, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of Staffing 360 Solutions, Inc. (the “Company”), after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2017 should no longer be relied upon as a result of the conclusion by the Audit Committee that the Company had improperly accounted for: (a) shares issued to employees and directors; (b) conversions of its Series D Preferred Shares; (c) warrants issued prior to September 30, 2017; and (d) closing fees associated with the $40,000 note issued in September 2017. (All dollar amounts presented herein, other than per-share numbers, are stated in thousands.)

Shares issued to employees and directors

Shares issued to employees and directors under the Company’s 2015 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan vest over a three-year period from date of grant unless an Award Agreement is issued in connection with such grant that provides for a different vesting period. The Company has historically recognized the compensation expense associated with these grants immediately; rather than over the three-year vesting period.

Conversions of Series D Preferred Shares

The Series D Preferred Shares (“Series D”) conversion provided for the holders of the Series D (“Holders”) to receive shares of common stock at a conversion price that was calculated based upon the Company’s common stock trading price at the date of conversion. As this beneficial conversion feature could not be quantified at the issuance date of the Series D, it implied that the value to the Holder was incremental to the value at the date of issuance. Thus, upon each conversion and related issuance of common stock, the value of such common stock issued represented a deemed dividend to the Holders. The Company had historically recognized these conversions pro rata as a reclass between the value of the Series D on the unaudited condensed consolidated balance sheet and as additional paid-in capital on the unaudited condensed consolidated balance sheet. The Company should have recognized this incremental value as a deemed dividend on the unaudited condensed consolidated statement of operations as an incremental cost to net loss attributable to common stock holders.

Warrants

In January 2017 and April 2017, the Company issued warrants to Jackson Investment Group, LLC (“Jackson”). The Company had accounted for these warrants as equity, recording the value as additional paid-in capital. The warrants contained provisions that afforded Jackson certain anti-dilution protection that could impact the quantity and strike price thereof. As the ultimate quantity and strike price was not fixed, it was determined that the warrants should have been recorded as a liability. The impact of this correction is to reclass the warrants from additional paid-in capital to a liability on the unaudited condensed consolidated balance sheet and mark-to-market the warrants at each reporting date.

Closing fees associated with $40 million note

In Fiscal 2017, but prior to September 2017, the Company issued four notes to Jackson aggregating $11,165. In September 2017, the Company issued a note to Jackson in the amount of $40,000 that, among other uses, repaid the $11,165 of prior notes issued to Jackson. In connection with that September 2017 refinancing, Jackson received a closing fee of $1,000 and 2.25 million shares of common stock. The Company recorded the majority of these closing fees as a deferred financing cost, netted against the $40,000 note on the unaudited condensed consolidated Balance Sheet. As Jackson was an existing creditor of the Company and the debt issuance in September 2017 was deemed to represent a debt extinguishment in accordance with ASC 470 – Debt, these closing fees were required to be expensed on the date of closing, as part of the loss on extinguishment.

The net impact of these adjustments to the Company’s statement of operations for the three and nine months ended September 30, 2017 is: a decrease to loss from operations of $359 and $744, respectively; an increase to net loss of $2,169 and $1,629, respectively; and an increase to net loss attributable to common stock holders of $2,169 and $3,638, respectively. The net impact of these adjustments to basic and diluted earnings net loss per share for the three and nine months ended September 30, 2017 was to increase the loss per share by $0.92 for both periods, and to increase the net loss attributable to common stock holders by $0.92 and $1.69 per share, respectively.

The net impact of these adjustments to the Company’s balance sheet as of September 30, 2017 is: an increase to long-term liabilities of $4,156; a reduction of additional paid-in capital of $2,527; and an increase in accumulated deficit of $1,629.

None of these adjustments result in a net impact to cash or cash flow for the nine months ended September 30, 2017.

These non-cash adjustments do not relate to the Company’s operating performance or impact the key corporate performance metrics used by the Company, including total and segment revenue and gross profit or non-GAAP Adjusted EBITDA, nor do these adjustments impact the determination of compensation for the Company’s senior management.

In consideration of these errors management has identified material weaknesses in our internal controls over financial reporting relating to the accounting for complex debt and equity instruments.

The Company will restate its unaudited condensed consolidated financial statements and other financial information contained in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017, filed with the Securities and Exchange Commission on November 14, 2017 (the “Form 10-Q”), to reflect the impact of these adjustments by filing an amendment to the Form 10-Q on or about April 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2018	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and CEO